UNITED STATES SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

AMERICAN SECURITY RESOURCES CORPORATION
(Formerly Kahuna Network Security Inc.)
(Formerly Computer Automation Systems, Inc.)
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27419	90-0179050
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

19 Briar Hollow Lane, Ste 125 Houston, Tx	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 713-465-1001

Former name or former address, if changed since last report: former address 9601 Katy Freeway, ste 220, Houston, Tx, 77024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On May 18, 2009, Clay Thomas PC resigned as the independent auditor for American Security Resources Corporation (the “Registrant”).

Clay Thomas PC served as the independent auditor of the Registrant’s financial statements beginning from the period ending September 30, 2008 and restated quarterly reports for the period ended March 31, 2008 and June 30, 2008.  From the date on which Clay Thomas PC was engaged until the date they resigned, there were no disagreements with Clay Thomas PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Clay Thomas PC., would have caused Clay Thomas PC to make reference to the subject matter of the disagreements in connection with any reports it would have issued, and there were no “reportable events” as that term is defined in Item 304(a) (1) (iv) of Regulation S-B.  Clay Thomas PC did not prepare any reports on the Company’s financial statement.

Registrant has provided Clay Thomas PC with a copy of the foregoing disclosure, and has requested that Clay Thomas PC furnish Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. Registrant will file an amendment to this Form 8-K.  The response from Clay Thomas PC is attached as Exhibit 16.1.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

16.1           Letter from Clay Thomas PC to the Securities and Exchange Commission dated June 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SECURITY RESOURCES CORPORATION
Date: June 23, 2009	By: /s/ Frank Neukomm
Frank Neukomm, CEO